EXHIBIT 99.1
ION Agrees to Acquire ARAM Systems Ltd.
Accretive Transaction Strengthens ION’s Portfolio of Land Seismic Imaging Systems
Conference Call Scheduled for Wednesday, July 9th at 9 AM EDT
HOUSTON (July 9) — ION Geophysical Corporation (NYSE: IO) announced today that it has signed a definitive agreement to acquire all of the outstanding shares of ARAM Systems Ltd., a Canadian-based provider of cable-based land seismic recording systems, and its affiliate company, Canadian Seismic Rentals, Inc. Of the gross purchase price of CDN $350 million, US $275 million will be paid in cash while the remainder will be paid in ION common stock. The transaction is expected to be earnings neutral for the remainder of 2008 and accretive to ION’s consolidated pro-forma earnings in 2009.
Commenting on the acquisition, Bob Peebler, ION’s President and CEO, stated, “Over the last several years, ARAM has demonstrated a clear ability to gain presence in an expanding global market for cable-based land seismic recording systems. ARAM’s reputation for engineering and supply chain excellence, product reliability, and value-adding customer support have contributed to rapidly growing revenues that now exceed $100 million per year. From a starting position as a low cost, niche player in the land systems business, ARAM has firmly established itself as a major player in the analog segment of the market. Their ARIES recording systems, known for reliability and ease of use, have been embraced by contractors. The pending introduction of ARIES II will allow ARAM to compete aggressively for high channel-count analog business and should extend the company’s track record of delivering high quality, low cost systems. We believe the scope and scale of the combined entity will offer our customers expanded and accelerated access to a broader range of instrumentation options and enable our consolidated land businesses to grow more rapidly and deliver bottom-line results more effectively than either company could on its own. In addition to synergies associated with the consolidation of product roadmaps and technical and operations personnel, we have a significant opportunity to leverage each other’s customer base for cross-selling and up-selling as well as to incorporate ARAM’s proven ability to design and manufacture high-margin land imaging systems within ION.”
Chris Chamberlain, President and CEO of ARAM, added, “Under Bob Peebler’s leadership, ION has formulated and begun to realize a vision for a new kind of technology-focused seismic company. By introducing products such as VectorSeis® and FireFly® and by acquiring innovation leaders like GX Technology and Concept Systems, ION has assembled a portfolio of land imaging hardware,
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

software, and imaging services that is capturing the imaginations of both contractors and E&P companies. We believe ARAM’s products and people can play a key role in helping ION to achieve its vision more quickly and with improved financial results.”
Don Chamberlain, founder and Chairman of ARAM, stated, “While cableless systems like FireFly offer a compelling alternative to the mainstream cable-based systems that ARAM has focused on, the progression from a cable-based to a cableless world will take some time. During this multi-year transition, ARAM can provide ION with engineering and supply chain capabilities and field support and customer-relationship networks that will enable the combined entity to continue to grow in what is expected to be an expanding market for land seismic instruments. While moving from private ownership to being part of a public company isn’t a decision to be taken lightly, I am convinced that becoming a part of the ION family of companies is the right thing to do for our employees and our customers. One only has to look at the success that both GXT and Concept Systems have had within ION as the proof cases.”
Peebler concluded by saying, “This transaction enables our combined land imaging systems group to offer our contractor customers the right tools for their jobs, including cableless FireFly and a choice of cable-based systems available in either analog geophone or digital, full-wave VectorSeis sensor configurations. More than 70% of the world’s future hydrocarbons will be provided by onshore reservoirs that need to be discovered or appraised with the latest seismic technologies. By combining forces, ION and ARAM stand ready to outfit our customers with the most advanced, most comprehensive toolkit for this endeavor.”
The US $275 million cash portion of the transaction is expected to be sourced by a term loan issued in conjunction with ION’s existing line of credit and from the proceeds of long-term debt, terms and conditions of which have yet to be finalized. Including anticipated interest expenses, the issuance of ION common stock to finance the non-cash portion of the transaction, and synergies, but excluding one-time charges, the acquisition is projected to be earnings-neutral for the remainder of 2008 and accretive on a consolidated pro-forma basis in 2009. Evercore Group L.L.C. served as ION’s financial advisor, while Tudor, Pickering, Holt & Co. L.L.C advised ARAM.
At the close of business on July 7th 2008, the exchange rate reported by the Federal Reserve Bank of New York and the International Monetary Fund was CAD 1.02 : USD 1.00.
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

For more information about the transaction, visit: www.iongeo.com/ARAM-transactionsummary. A conference call to discuss the ARAM transaction has been scheduled for Wednesday July 9, 2008 at 9 AM EDT (8 AM CDT). The conference call, hosted by ION President and CEO Bob Peebler and ION CFO Brian Hanson, can be accessed as follows:
Via Webcast:
▪	Visit ION’s investor relations web page at www.iongeo.com

▪	Live: Click on the link for “ION Geophysical Investor Conference Call”

▪	Replay: A replay via webcast will be available on the Company’s website approximately one hour after the call’s completion
Via Telephone within the U.S.:
▪	Live: Dial toll free (800) 240-4186

▪	Replay: A telephone replay will be available through Thursday, July 17, by dialing toll free (800) 405-2236, passcode: 11116935#
Via Telephone outside the U.S.:
▪	Live: Dial +1 (303) 262-2130

▪	Replay: A telephone replay will be available through Thursday, July 17, by dialing +1 (303) 590-3000, passcode: 11116935#
About ION
ION is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
Contacts

ION (Financial community)
Chief Financial Officer
Brian Hanson, +1 281.879.3672
ION (Media affairs)
Senior Manager — Corporate Marketing
Jenny Salinas, +1 281.366.7286
jenny.salinas@iongeo.com
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.